SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

NOVEMBER 1, 2002

Date of Report (Date of earliest event reported)

P-COM, INC.

(Exact name of registrant as specified in charter)

DELAWARE	0-25356	77-02893711

(State or other jurisdiction of incorporation)	(Commission File Number )	(IRS Employer Identification No.)

3175 S. WINCHESTER BOULEVARD, CAMPBELL, CALIFORNIA	95008

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code             (408) 866-3666

N/A

(Former name or former address, if changed since last report.)

Item 5.    Other Events.

On November 1, 2002, the Registrant completed the exchange, issuance and sale of $22,390,000 aggregate principal amount 7% Convertible Subordinated Notes due November 1, 2005 (the “Notes”). The Notes were sold in a private transaction to five institutional accredited investors pursuant to Regulation D promulgated under the Securities Act of 1933.

The Notes are convertible into common stock of the Registrant at a conversion price of $2.10 per share, subject to adjustment in certain circumstances, at any time prior to maturity unless previously redeemed or repurchased. The Notes are redeemable at the option of the Registrant, in whole, or from time to time, in part, at 100% of the principal amount, together with accrued interest. Upon the occurrence of certain events, each holder of the Notes has the right to require the Registrant to repurchase such holder’s Notes at a purchase price equal to 100% of the principal amount plus accrued interest. After January 1, 2003 and upon the occurrence of certain trading prices, the Registrant has the option to convert the principal amount of any Note into common stock at a conversion price of $2.10 per share, subject to adjustment in certain circumstances. The Notes are unsecured obligations of the Registrant and are subordinate to certain present and future senior indebtedness.

The Registrant has agreed to file a shelf registration statement covering resales of the Notes and underlying common stock by January 30, 2003.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

4.11	Indenture, dated November 1, 2002, by and between P-Com, Inc. and State Street Bank and Trust Company of California, N.A.

10.102	Registration Rights Agreement, dated November 1, 2002, by and among P-Com, Inc. and Initial Holders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P-COM, INC. (Registrant)

Date: November 6, 2002	By:	/s/ GEORGE P. ROBERTS
	Name: Title:	George P. Roberts Chief Executive Officer

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